PRICING SUPPLEMENT NO. 70                                         Rule 424(b)(3)
DATED: April 23, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes       Book Entry Notes
$20,000,000                       [x]                       [x]

Original Issue Date:              Fixed Rate Notes          Certificated Notes
April 28, 1998                    [_]                       [_]

Maturity Date:                    CUSIP#: 073928 BE 2
April 28, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                          Optional            Optional
                          Redemption      Repayment           Repayment
Redeemable On             Price(s)        Date(s)             Price(s)
-------------             ----------      ---------           ---------

N/A                       N/A                N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[x]         Treasury Rate                     Interest Reset Period: Weekly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.60%

-----------------

* Weekly on each Tuesday, or the day following the Treasury auction.

**       7/28/98, 10/28/98, 1/28/99 and 4/28/99.

*** The three-month Treasury rate on April 27, 1998 plus 60 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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